UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DIAMOND HILL INVESTMENT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 6, 2005

Dear Shareholders:

We cordially invite you to attend the Annual Meeting of Shareholders of Diamond Hill Investment Group, Inc. (the “Company”), to be held at the Company’s office located at 375 North Front Street, Suite 300, Columbus, Ohio 43215, on Thursday, May 12, 2005, at 3:00 p.m.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any appropriate questions you may have. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own.

Sincerely,

/s/ R.H. Dillon

R. H. Dillon

President & CEO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2005

Notice is hereby given that the Annual Meeting of Shareholders of Diamond Hill Investment Group, Inc. (the “Company”), will be held at the Company’s office located at 375 North Front Street, Suite 300, Columbus, Ohio 43215, on Thursday, May 12, 2005, at 3:00 p.m. to consider and act upon the following matters:

1.	To elect five directors to serve on the Board of Directors;

2.	To approve and adopt the Company’s 2005 Employee and Director Equity Incentive Plan; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Pursuant to the Company’s bylaws, the Board of Directors has fixed the close of business on March 21, 2005, as the record date for determination of the shareholders entitled to vote at the Annual Meeting and any adjournments thereof. A complete list of shareholders of the Company entitled to vote at the Annual Meeting will be available for examination for purposes germane to the Annual Meeting by any shareholder, during the ten days prior to the Annual Meeting, at the Company’s office. You are requested to complete and sign the enclosed form of proxy which is solicited by the Board of Directors of the Company and to mail it promptly in the enclosed envelope, or you may vote by phone by using the control number identified on your proxy or electronically by Internet in accordance with the instructions on your proxy. The proxy will not be used if you attend, and vote at, the Annual Meeting in person or if you revoke the proxy prior to the Annual Meeting.

By order of the Board of Directors

/s/ James F. Laird

James F. Laird

Secretary

Columbus, Ohio

April 6, 2005

THE PROMPT RETURN OF YOUR PROXY WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO OBTAIN A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

DIAMOND HILL INVESTMENT GROUP, INC.

TO BE HELD ON MAY 12, 2005

This Proxy Statement is furnished to the shareholders of Diamond Hill Investment Group, Inc., an Ohio corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on May 12, 2005, and any adjournment thereof. A copy of the Notice of Annual Meeting accompanies this Proxy Statement. It is anticipated that the mailing of the Proxy Statement will commence on April 6, 2005. Only shareholders of record at the close of business on March 21, 2005, the record date for the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting.

The purposes of this Annual Meeting are (1) to elect five directors to serve on the Board of Directors for one-year terms; (2) to approve and adopt the Company’s 2005 Employee and Director Equity Incentive Plan (the “2005 Plan”); and (3) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. The Company is not currently aware of any other matters that will come before the Annual Meeting.

The shareholder’s form of proxy, when duly executed and received by the Company, will be voted by the proxies at the Annual Meeting as directed. A proxy returned without direction about business to be transacted at the Annual Meeting will, to the extent permitted by applicable laws and regulations, be voted (1) FOR the election of R. H. Dillon, David P. Lauer, Dr. James G. Mathias, David R. Meuse and Diane D. Reynolds as directors of the Company and (2) FOR approval and adoption of the 2005 Plan. The proxies will use their best judgment regarding other matters that properly come before the Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT VOTING AND VOTING PROCEDURES

Q:	When and where will the Annual Meeting take place?

A:	The Annual Meeting will be held at the Company’s office located at 375 North Front Street, Suite 300 Columbus, Ohio 43215, on Thursday, May 12, 2005, at 3:00 p.m.

Q:	What do I need to do now?

A:	After carefully reading this Proxy Statement, indicate on your enclosed proxy card how you want your shares to be voted. Then sign and mail the proxy promptly in the enclosed envelope, or vote by phone by using the control number identified on your proxy or electronically by Internet in accordance with the instructions on your proxy. The proxy will not be used if you attend, and vote at, the Annual Meeting in person or if you revoke the proxy prior to the Annual Meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Many shareholders are beneficial owners in that they hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, the shareholder of record and this Proxy Statement is being sent directly to you by the Company. As a shareholder of record, you have the right to grant your proxy directly to the Company or to vote in person at the Annual Meeting. The Company has enclosed a proxy card for your use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name and this Proxy Statement is being forwarded to you by your broker or other nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote. Your broker or other nominee has enclosed a voting instruction card for your use. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your broker or other nominee to attend the Annual Meeting and to vote your shares at the Annual Meeting.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide your broker with instructions on how to vote. You should follow the directions provided to you by your broker regarding how to instruct your broker to vote your shares.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record holder of the shares, you can do this in three ways:

•	send the Company a written statement that you would like to revoke your proxy, which must be received by the Company prior to the date of the Annual Meeting;

•	send the Secretary of the Company a new signed and later-dated proxy card, which must be received by the Company prior to the date of the Annual Meeting; or

•	attend the Annual Meeting and vote in person (your attendance alone will not revoke your proxy).

For shares held beneficially by you, but not as record holder, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to attend, please bring the enclosed proxy card or proof of identification.

Q:	How will my shares be voted if I return a blank proxy card?

A:	If you are the record holder of the shares and you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of election of the director nominees and in favor of adoption of the 2005 Plan.

Q:	Who can answer my questions about how I can submit my proxy?

A:	If you have more questions about how to submit your proxy, please call James F. Laird, the Company’s Secretary, at (614) 255-3353.

THE ANNUAL MEETING

The Annual Meeting will be held at the Company’s office located at 375 North Front Street, Suite 300, Columbus, Ohio 43215, on Thursday, May 12, 2005, at 3:00 p.m. The purposes of this Annual Meeting are (1) to elect five directors to serve on the Board of Directors for one-year terms; (2) to approve and adopt the Company’s 2005 Employee and Director Equity Incentive Plan (the “2005 Plan”); and (3) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. The Company is not currently aware of any other matters that will come before the Annual Meeting.

PROCEDURAL MATTERS

Record Date

Only shareholders of record at the close of business on March 21, 2005, the record date for the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting. As of the Record Date, there were 1,625,095 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A complete list of shareholders of the Company entitled to vote at the Annual Meeting will be available for examination for purposes germane to the Annual Meeting by any shareholder, during the two days prior to the Annual Meeting.

Proxy

Your proxy, when duly executed and received by the Company, will be voted by the proxies at the Annual Meeting as you direct. A proxy returned without direction about business to be transacted at the Annual Meeting will, to the extent permitted by applicable laws and regulations, be voted (1) FOR the election of R. H. Dillon, David P. Lauer, Dr. James G. Mathias, David R. Meuse and Diane D. Reynolds as directors of the Company and (2) FOR approval and adoption of the 2005 Plan. The proxies will use their best judgment regarding other matters that properly come before the Annual Meeting.

Revocability of Proxy

The execution and delivery of the enclosed form of proxy by a shareholder will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Any record shareholder giving a proxy may revoke it at any time before it is exercised by delivering a later-dated proxy or a written notice of revocation to the Secretary of the Company at 375 North Front Street, Suite 300 Columbus, Ohio 43215 or by giving notice of revocation at the Annual Meeting. When a record shareholder votes at the Annual Meeting, his or her vote will revoke any proxy previously granted by the shareholder. For shares held beneficially by you, but not as record holder, you may change your vote by submitting new voting instructions to your broker or nominee.

Quorum

The Company can conduct business at the Annual Meeting only if holders of a majority of the outstanding shares entitled to vote are present, either in person or by proxy. Abstentions will be counted in determining whether a quorum has been reached. In the event that a quorum is not present at the time the Annual Meeting is convened, a majority in interest of the holders of the shares represented in person or by proxy may adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until holders of the amount of shares requisite to constitute a quorum shall attend. At any such adjourned Annual Meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the Annual Meeting as originally called.

Voting

Each share may cast one vote on each separate matter of business properly brought before the Annual Meeting. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve and adopt the 2005 Plan.

Shareholder voting in the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice to the Company at least forty-eight hours prior to the Annual Meeting of the intention to cumulate votes. On all other matters, each share has one vote.

Abstentions; Broker Non-Votes; Effect

Boxes and a designated space are provided on the form of proxy for shareholders to mark if they wish to withhold authority to vote for one or more nominees for election as a director of the Company and/or if they wish to abstain from voting on the proposal regarding the equity compensation plan.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the self-regulatory organization of which the broker-dealers are members, sign and submit proxies for such shares and may vote shares on routine matters, which, under such rules, typically include the election of directors. However, broker-dealers may not vote shares on other matters, such as the approval of the 2005 Plan, which would be considered non-routine, without specific instructions from the customer who owns the shares. Therefore, if your shares are held in a stock brokerage account or by a bank or other nominee and if your broker-dealer does not receive instructions on how to vote your shares, your shares may not be voted and a broker “non-vote” occurs.

A plurality of the votes duly cast is required for the election of directors. Neither abstentions nor broker non-votes will have any impact on the election of directors. However, the affirmative vote of a majority of the votes duly cast is required to approve and adopt the 2005 Plan. Therefore, abstentions are deemed to be “votes cast” and will have the effect of votes against the proposal to approve the 2005 Plan; however, broker non-votes are not deemed to be “votes cast” and are not included in the tabulation of the voting results on these proposals.

The Board of Directors encourages shareholders to instruct their broker-dealers as to how to vote their shares.

Solicitation; Expense

The expenses of the solicitation of the proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the Notice, form of proxy, Proxy Statement and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, solicitation may be made in person or by telephone by officers or directors of the Company (none of whom have been employed to specifically solicit shareholders).

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

Requests for Proxy Statement and Annual Report on Form 10-KSB

The Company’s annual report on Form 10-KSB, including the financial statements, for the year ended December 31, 2004, is enclosed herewith but is not a part of the proxy solicitation material. The Company is delivering a single copy of this Proxy Statement and the annual report on Form 10-KSB to multiple shareholders sharing an address unless the Company has received instructions from one or more of the shareholders to the contrary. The Company will promptly deliver a separate copy of the Proxy Statement or annual report on Form 10-KSB, at no charge, upon receipt of a written or oral request by a record shareholder at a shared address to which a single copy of the documents was delivered. Written or oral requests for a separate copy of the documents, or to provide instructions for delivery of documents in the future, may be directed to James F. Laird, Secretary of the Company, at 375 North Front Street, Suite 300 Columbus, Ohio 43215 or (614) 255-3353.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors of the Company has nominated R. H. Dillon, David P. Lauer, Dr. James G. Mathias, David R. Meuse and Diane D. Reynolds for election to the Board of Directors of the Company to hold office for one-year terms in 2005 expiring at the next annual meeting of shareholders. Each such nominee is a member of the existing Board of Directors.

The Board of Directors formed a special Corporate Governance Committee on August 30, 2001 to examine certain corporate governance issues and to report to the full board on November 1, 2001. The Corporate Governance Committee, among other things, recommended that the Company’s board be reduced to as few as six directors and that all but one director should be independent, as defined by the Nasdaq rules. Based upon that recommendation, the Board, at its February 10, 2005 meeting, nominated five existing board members, all but one being independent, for election by shareholders at the Annual Meeting. The nominations were based upon consideration of factors that the committee had suggested should be important, including independence, competence in general business matters, experience and competence in financial, operational and marketing matters, and willingness to assist the Company in business development efforts.

A proposal to elect R. H. Dillon, David P. Lauer, Dr. James G. Mathias, David R. Meuse and Diane D. Reynolds will be presented to the shareholders at the Annual Meeting. The five nominees receiving the highest number of votes will be elected.

For information regarding the nominees, security ownership, committees of the Board of Directors and compensation, see the relevant sections beginning on page 10.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF R. H. DILLON, DAVID P. LAUER, DR. JAMES G. MATHIAS, DAVID R. MEUSE AND DIANE D. REYNOLDS AS DIRECTORS OF THE COMPANY.

PROPOSAL 2—

APPROVAL OF THE COMPANY’S 2005 EMPLOYEE AND DIRECTOR EQUITY INCENTIVE PLAN

At the Annual Meeting, the Company will submit to shareholders a proposal to adopt the Company’s 2005 Employee and Director Equity Incentive Plan (the “2005 Plan”). The Board of Directors has unanimously approved the adoption of the 2005 Plan, subject to the approval and adoption by the shareholders. Following is a summary of the principal features of the 2005 Plan. The following summary is qualified in its entirety by reference to the 2005 Plan attached to this Proxy Statement in its entirety as Appendix A. If you vote in favor of adopting the 2005 Plan, your vote will constitute approval of all of the terms of the 2005 Plan.

Purpose

The 2005 Plan is intended to facilitate the Company’s ability to (a) to attract and retain the best available personnel for positions of substantial responsibility, (b) to provide additional incentive to employees, directors and consultants, and (c) to promote the success of the Company’s business.

General

The 2005 Plan permits the grant of stock options, restricted stock, restricted stock units and stock appreciation rights (each an “Award” and collectively, “Awards”) to eligible participants of the 2005 Plan.

Administration

The 2005 Plan is to be administered by the Board of Directors or by a committee of directors appointed by the Board of Directors (the “Administrator”). To the extent the Administrator determines that it is desirable to qualify Awards granted under the 2005 Plan as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”), the 2005 Plan shall be administered by a committee consisting of two or more “outside directors” within the meaning of Section 162(m) of the Code.

Subject to the specific terms of the 2005 Plan, the Administrator has the authority, at its discretion, to: (i) determine the officers, directors, employees and consultants who shall be granted Awards, (ii) determine and set the terms and conditions of all Awards under the 2005 Plan, (iii) construe and interpret the terms of the 2005 Plan and Awards granted pursuant to it, and (iv) make all other determinations deemed necessary or advisable for administering the 2005 Plan. The Administrator may amend, suspend or terminate the 2005 Plan at any time and for any reason, but to the extent required under applicable laws, rules and regulations, material amendments to the 2005 Plan must be approved by the Company’s shareholders. In no event will the term of the 2005 Plan extend beyond the tenth anniversary of the effective date of the 2005 Plan.

Eligibility

Under the 2005 Plan, Awards may be granted by the Administrator to employees (including officers of the Company), directors, or consultants who provide services to the Company. The estimated number of eligible participants is 23 persons; however, eligibility for participation in the 2005 Plan is at the discretion of the Administrator. Incentive stock options may be granted only to employees of the Company. Non-employee directors and consultants are not considered employees of the Company and, therefore, are not eligible to receive Awards of incentive stock options.

Share Limitations

The total number of shares of the Company’s common stock eligible for Awards granted under the 2005 Plan is 500,000 shares plus an annual increase to be added on the last day of each fiscal year beginning in 2005, equal to the lesser of (i) 100,000 shares, (ii) 5% of the Company’s total outstanding shares on such date, or (iii) a lesser amount determined by the Board. If an Award expires, becomes unexercisable or is surrendered without having been fully exercised or vested, the unvested or cancelled shares underlying the Award will be available again for Awards granted under the 2005 Plan.

For each form of Award, a participant may not be granted more than 25,000 underlying shares per fiscal year. However, in connection with a participant’s initial service with the Company, such participant may be eligible to receive an additional 25,000 shares underlying each form of Award.

Options

The Administrator may grant incentive stock options and/or nonstatutory stock options. The number of shares covered by each option grant, the exercise price, the term of the option, any waiting periods and other conditions on exercise will be determined by the Administrator. The Administrator has the discretion to determine whether an option will be an incentive stock option or a nonstatutory stock option, although to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year exceeds $100,000, such options shall be treated as nonstatutory stock options.

The exercise price for all options granted must be no less than 100% of the fair market value of the Company’s common stock on the date of the grant. In the case of an incentive stock option that is granted to an employee who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company, the exercise price must be no less than 110% of the fair market value of the Company’s common stock on the date of grant.

Restricted Stock and Restricted Stock Units

The Administrator may also grant Awards consisting of shares of restricted stock or units of restricted stock. Restricted stock is a share of the Company’s common stock that is subject to a vesting schedule and to the Company’s right to repurchase such share of restricted stock. A restricted stock unit is a contractual right to receive restricted stock on a future date. The number of shares of restricted stock or restricted stock units is determined by the Administrator, as is the vesting schedule for such restricted stock and the lapsing, if any, of the Company’s right to repurchase such shares of restricted stock.

Each restricted stock unit or share of restricted stock granted pursuant to an Award will be subject to the Company’s right to repurchase the unvested shares of restricted stock held by a participant. The repurchase right shall be exercisable upon the voluntary or involuntary termination of the participant’s relationship with the Company for any reason, including death or disability. The purchase price for shares repurchased pursuant to this repurchase right shall be the original purchase price paid by the participant for the shares, if any.

A participant holding restricted stock will have the rights equivalent to those of a shareholder and may exercise full voting powers with respect to the restricted stock during the restriction period. If the Administrator so determines, each participant holding restricted stock may be credited with regular cash dividends paid with respect to the underlying shares, if any.

Stock Appreciation Rights

The Administrator may grant stock appreciation rights, pursuant to which a participant is granted the right to receive shares of the Company’s common stock equal in value to the appreciation in the value of the Company’s common stock (a “SAR”). While the Administrator has the sole discretion to determine the terms and conditions of SARs granted under the 2005 Plan, the base value of a SAR may not be less than 100% of the fair market value of a share of Company common stock on the date of grant of the SAR. The Administrator also has the discretion to determine the number, terms and conditions of a SAR.

Performance-Based Restrictions

Any Award granted under the 2005 Plan may vest subject to the satisfaction of one or more performance objectives. The Administrator may set performance objectives, in its sole discretion, which may be based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the

Administrator in its discretion. In granting Awards which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code.

Consideration

The Administrator determines the acceptable form of consideration for exercising an Award, which may consist of cash, check, shares acquired directly or indirectly from the Company more than six (6) months on the date of surrender, consideration received by the Company under a cashless exercise program, reduction in any Company liability to the participant or any combination of the foregoing. To the extent prohibited by applicable laws, rules and regulations, payment of the exercise price pursuant to a cashless exercise program will be unavailable to executive officers of the Company.

Changes in Capitalization

If the Company effects a stock split, reverse stock split, stock dividend, combination or reclassification of its shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration (except for certain conversions of convertible securities), appropriate adjustments will be made, subject to any required action by the Company’s shareholders, to the number of shares available for issuance under the 2005 Plan, the number of shares that may be issued as Awards, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award, the number of shares that may be added annually to the Plan and the numerical per-person share limits for each type of Award, as appropriate to reflect the stock dividend or other change.

Merger or Change in Control

In the event of a change in control of the Company, each outstanding Award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding Awards, a participant will fully vest in and have the right to exercise his or her Awards as to all shares covered thereby, including shares as to which such Awards would not otherwise be vested or exercisable. All restrictions on restricted stock or other vesting criteria will lapse, as determined by the Administrator.

Expiration, Termination and Acceleration

Awards become exercisable and terminate at the times and on the terms established by the Administrator, including any performance-based restrictions on Awards, but incentive stock options generally may not expire later than 10 years after the date of grant. Any unvested portion of an Award granted under the 2005 Plan will terminate automatically upon the termination of the participant’s relationship with the Company. To the extent an Award is vested as of the date of termination, such participant may exercise the vested portion of the Award within 3 months following the date of termination or a lesser period as had been specified by the Administrator (12 months in the case of termination as a result of disability or death).

The Administrator is authorized by the 2005 Plan to determine any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding an Award or the shares of common stock relating to such Award, based in each case on such factors as the Administrator, in its sole discretion, shall determine.

Transferability of Awards

Unless otherwise approved by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent or distribution. Awards may be exercised, during the lifetime of the participant, only by the participant.

Federal Income Tax Aspects

Based upon the Company’s understanding of current federal income tax laws, the federal income tax consequences of the issuance and exercise of options under the 2005 Plan to the participant and to the Company are as follows:

No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon the exercise of a non-statutory option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income to the option holder. The tax basis for the shares purchased is the fair market value of the shares on the date of exercise. Any gain or loss realized upon a later sale of the shares for an amount in excess of or less than such shares’ tax basis will be taxed as capital gain or loss, respectively, with the character of the gain or loss (short-term or long-term) depending upon how long the shares were held since exercise.

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax). To receive favorable tax treatment, shares acquired pursuant to the exercise of incentive stock options may not be disposed of within 2 years after the date the option was granted, nor within 1 year after the exercise date. If the shares are disposed of before the end of these holding periods, the amount of value that equals the lesser of the difference between the fair market value on the exercise date and the exercise price or the difference between the sale price and the exercise price is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If the holding periods are met, all gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a long-term capital gain or loss, respectively. Undertaking a cashless exercise in conjunction with the exercise of an incentive stock option results in a disqualifying disposition with respect to some of the shares and causes the participant to recognize ordinary income for the shares that are sold to effect the cashless exercise.

The Company generally will be entitled to a tax deduction in connection with an Award under the 2005 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include shareholder approval of the 2005 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2005 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

This summary is not intended to be a complete explanation of all of the federal income tax consequences of participating in the 2005 Plan. A participant should consult his or her own personal tax advisor to determine the particular tax consequences of the 2005 Plan, including the application and effect of any applicable foreign, state and local taxes, and any changes in the tax laws after the date of this Proxy Statement.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE 2005 PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s common stock is the Company’s only class of voting securities. The following table sets forth, as of March 21, 2005, certain information concerning share ownership and the percentage of voting power (assuming exercise of all options which are currently exercisable) of (a) all persons known by the Company to own beneficially five percent or more of the outstanding shares, (b) each director and director nominee, (c) the Company’s Chief Executive Officer and Chief Financial Officer of the Company (each, a “Named Executive Officer”), and (d) all executive officers and directors of the Company, as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares, which are shown as beneficially owned by them.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Common Shares Presently Held(1)		Common Shares Which Can Be Acquired Upon Exercise of Options or Warrants Exercisable Within 60 Days	Total	Percent of Class(2)
R. H. Dillon 655 City Park Avenue Columbus, Ohio 43206	17,029	(3)	200,000	217,029	10.7%

James F. Laird 5277 Brynwood Drive Columbus, Ohio 43220	10,314	(3)	40,000	50,314	2.5%

David P. Lauer 5386 Dunniker Park Drive Dublin, OH 43017	3,000		0	3,000	* *

Dr. James G. Mathias 7707 Winding Way South Tipp City, Ohio 45371	28,945		11,000	39,945	2.0%

David R. Meuse(4) 191 W. Nationwide Blvd., Suite 600 Columbus, Ohio 43215	120,000		0	120,000	5.9%

Diane D. Reynolds 372 W. Seventh Avenue Columbus, Ohio 43201	3,000		0	3,000	* *

All directors and executive officers as a group (6 persons)	182,288		251,000	433,288	21.4%

**	Represents ownership of less than 1% of the outstanding common shares of the Company.
(1)	Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all common shares reflected in the table.
(2)	The percent of class is based upon (a) the number of shares of common stock owned by the named person plus the number of shares as to which the named person has the right to acquire beneficial ownership upon the exercise of options or warrants exercisable within 60 days after March 21, 2005, divided by (b) the total number of shares which are issued and outstanding as of March 21, 2005 (1,625,095 shares) plus the total number of shares which are subject to options or warrants exercisable within 60 days after March 21, 2005.
(3)	A portion of the shares are held in the Company’s 401(k) Plan, in which the Trustees of the 401(k) Plan possess the voting power and restrictions exist with respect to the power to dispose of these shares.
(4)	Mr. Meuse owns approximately 65% of Sarsen Investments Inc., LLC which owns 120,000 shares of the Company’s common stock.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table contains the name, position and age of each director, executive officer and significant employee of the Company as of March 21, 2005. The respective background of each director, executive officer and significant employee is described immediately following the below table.

Each member of the Board of Directors is subject to election at each annual meeting of shareholders. Directors are elected to serve until the next annual meeting of the shareholders, until their successors are duly elected and qualified or until their earlier resignation, removal from office, or death. Each of the executive officers and significant employee devotes his or her full-time and efforts to the affairs of the Company. There are no family relationships among the directors or executive officers of the Company.

Name	Position	Age
R. H. Dillon	President Director	48
James F. Laird, Jr.	Chief Financial Officer Secretary Treasurer	48
David P. Lauer	Director	62
Dr. James G. Mathias	Director	52
David R. Meuse	Director	59
Diane D. Reynolds	Director	45
Charles S. Bath	Managing Director of Equities	50
Kent K. Rinker	Managing Director of Fixed Income	56

Director Nominees

R. H. Dillon was appointed President of the Company in May 2000 and became a director of the Company in January 2001. He also serves as the Chief Investment Officer of Diamond Hill Capital Management, Inc., a wholly-owned subsidiary of the Company. From 1997 through 2000, Mr. Dillon was a Vice President of Loomis, Sayles & Company, an investment advisory firm. From 1993 through 1997, Mr. Dillon was President and Chief Investment Officer for Dillon Capital Management, an investment advisory firm acquired by Loomis, Sayles in 1997. Mr. Dillon received his B.S and M.A. degrees in Business Administration with a major in Finance from The Ohio State University and his M.B.A. degree from the University of Dayton. He received a C.F.A. designation from the Institute of Chartered Financial Analysts in 1982.

David P. Lauer, CPA became a director of the Company in May 2002. Mr. Lauer has been a self-employed CPA since March 2001. From June 1997 through March 2001, Mr. Lauer served as President and Chief Operating Officer of Bank One—Columbus. Prior to June 1997, Mr. Lauer was a partner with Deloitte & Touche for nineteen years. He serves on the board of directors of Airnet Systems, Huntington Bancshares, R. G. Barry, Wendy’s International and W. W Williams Company.

Dr. James G. Mathias became a director of the Company in 1993. Since 1988, Dr. Mathias has been a veterinarian practicing in Tipp City, Ohio, where he owns the Tipp City Veterinary Hospital and Wellness Center. Dr. Mathias attended the University of Texas and completed his education at The Ohio State University, graduating from the College of Veterinary Medicine in 1978. He was a member of the Honor Society of Phi Zeta, a Veterinary Honor Society. Dr. Mathias is founder and President of the Dayton North Women’s Center and is a speaker on Ratite Medicine. He is also on the Veterinary Advisory Board of the Iams Company in Dayton, Ohio.

David R. Meuse became a director of the Company in August 2000. Since 1999, Mr. Meuse has been a Principal for Stonehenge Financial Holdings, Inc. of Columbus, Ohio, where he is responsible for managing its affairs. From 1989 to 1999, Mr. Meuse was the Chairman and Chief Executive Officer of Banc One Capital Holdings Corporation (“BCHC”), the holding company for the investment banking, merchant banking, securities brokerage, investment advisory and insurance activities of Bank One Corporation, now a part of J.P. Morgan Chase. He came to BCHC in 1989 when Bank One Corporation acquired Meuse, Rinker, Chapman, Endres & Brooks, a regional investment banking firm which Mr. Meuse founded in 1981. Mr. Meuse received his B.A. in Political Science from John Carroll University and attended Cleveland Marshall College of Law at Cleveland State University, and the University of Pennsylvania, Wharton School of Finance, Securities Industry. Mr. Meuse serves on the board of directors of the following: Bluestone Corporation, Bopp-Busch Manufacturing Company, Central Benefits Mutual Insurance Company, Cornerstone Industrial Group, ORIX USA, The Columbus Foundation Governing Committee, The Columbus Partnership, Kenyon College, Project GRAD, Stonehenge Financial Holdings, Inc. and Stonehenge Securities, Inc.

Diane D. Reynolds became a director of the Company in April 2001. Ms. Reynolds is a partner with the law firm of Taft, Stettinius & Hollister LLP and focuses her practice on mergers and acquisitions, divestitures, corporate law and finance. Prior to joining Taft, Stettinius & Hollister LLP, Ms. Reynolds was a partner with the law firm of Benesch, Friedlander, Coplan & Aronoff, LLP and practiced with the firm for three and half years. Ms. Reynolds merged her firm, Reynolds & Farmer LLP, with Benesch in 2000. Reynolds & Farmer LLP was a corporate law firm which operated from 1998 to 2000. Prior to entering private legal practice, Ms. Reynolds was engaged in a diverse corporate practice with two Fortune 500, multinational corporations. She received a B.A. in economics in 1982 from The Ohio State University, a J.D. in 1985 from Capital University Law School and an M.B.A. in 1999 from the University of Chicago.

Other Executive Officer

James F. Laird, Jr. was appointed as Chief Financial Officer and Treasurer of the Company on December 31, 2001. In December 2001, Mr. Laird was elected President of Diamond Hill Funds and on January 1, 2003, he was appointed as Secretary of the Company. In his capacity with the Company, Mr. Laird oversees all financial and corporate aspects of the Company. Prior to joining the Company, Mr. Laird was Senior Vice President of Villanova Capital, a subsidiary of Nationwide, from 1999-2001. He was Vice President and General Manager from 1995-1999, and Treasurer form 1987-1994, of Nationwide Advisory Services, Inc. Mr. Laird was also Vice President of Cranston Securities from 1986-1987 and worked for KPMG Peat Marwick from 1980-1986. Mr. Laird received his B.S.B.A. in accounting from The Ohio State University. He is also a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. In addition, he holds several NASD licenses including Series 7, 24, 26, 27, and 63.

Significant Employees

Charles S. Bath was hired as the Managing Director of Equities for Diamond Hill Capital Management, Inc., a wholly-owned subsidiary of the Company, in September 2002. Mr. Bath was a senior portfolio manager for Gartmore Global Investments, a global investment firm affiliated with Nationwide Insurance, from 1985 to September 2002, where he managed the Gartmore Total Return Fund. Mr. Bath was first employed by Nationwide Insurance as an investment professional in 1982. He received his B.S. degree in Accounting from Miami University, an M.B.A. from The Ohio State University and holds the CFA designation.

Kent K. Rinker was hired as the Managing Director—Fixed Income for Diamond Hill Capital Management, Inc., a wholly-owned subsidiary of the Company, in May 2002. From 1999 to 2002, Mr. Rinker was a consultant and managed private investments. From 1997 to 1999, Mr. Rinker served as the Fiduciary Representative to the Ohio Attorney General on five Ohio Public Pension Plans with assets totaling $120 billion. From 1990 to 1997, Mr. Rinker served as Investment Broker for Laidlaw and Co. From 1981-1990, Mr. Rinker was the founding partner, and served as the Manager of Fixed Income Sales and Trading for Meuse, Rinker, Chapman, Endres and Brooks. He received his Masters degree in Finance from The Ohio State University, and a B.A. degree in Economics from Ohio Wesleyan University.

Certain Relationships and Related Transactions

The Company entered into an employment agreement in May 2000 with R.H. Dillon, Jr., the President and Chief Executive Officer of the Company which provides for automatic renewal for successive one-year terms unless earlier terminated by either party. The agreement provided for an annual salary of $150,000 plus a bonus in the form of cash, stock or other equity position in the discretion of the Board of Directors. On November 11, 2004, the Board of Directors approved an increase in Mr. Dillon’s annual salary to $200,000, effective January 1, 2005, and awarded him a performance bonus of $40,000 in cash. The agreement further provides for such benefits and other employment privileges as are afforded to other executive employees. If the Company terminates Mr. Dillon’s employment without cause, he is entitled to a severance payment equal to one year’s base salary. If the Company terminates Mr. Dillon’s employment without cause within twenty-four months of a change in control, he is entitled to a lump sum payment equal to his aggregate compensation plus bonus for the most recently completed fiscal year, a reduction in the duration of his non-competition covenant to six months, continuation of family medical coverage for one year after the date of termination (subject to Mr. Dillon being covered by a medical plan of a subsequent employer) and an accelerated vesting of all qualified stock options or warrants held by him at the time of termination.

The Company entered into an employment agreement in July 2001 with James F. Laird, Jr., the Chief Financial Officer, Secretary and Treasurer of the Company. The agreement expires in July 2006 (which unless otherwise terminated shall automatically renew for a one-year period), and provides for an initial annual salary of $135,000 with annual adjustments of $9,000 in subsequent years. The agreement also provides for those benefits as are afforded to other executive employees. If the Company terminates Mr. Laird’s employment without cause, or if Mr. Laird resigns his employment for specified reasons (including a change in control), he is entitled to a severance payment equal to one year’s salary, reduced by the amount of any employment compensation earned by him elsewhere on or after the beginning of the 6th calendar month following the effective date of the termination or resignation.

The Company entered into a five year option agreement on May 11, 2000 giving the company the option, but not the obligation, to purchase the intellectual property known as the Dillon Valuation Model (the “Model”) from R. H. Dillon, Jr., its President and Chief Executive Officer for $1.6 million. The model is used by the Company’s portfolio managers in determining estimated intrinsic value of potential or current investments. The Board has decided not to exercise the option to purchase the Model. The Company has had use of the Model at no cost since May of 2000 and has paid approximately $40,000 to third-parties during this period for regular maintenance and enhancements. The Company intends to enter into a licensing agreement with Mr. Dillon for rights to use the Model at no cost for a one-year term. Specific terms of the agreement are being negotiated and will be fully disclosed upon execution of the agreement.

COMMITTEES AND ANNUAL MEETINGS

The Board of Directors held a total of four (4) meetings during the year ended December 31, 2004. The Board of Directors has two standing committees: the Executive Committee and the Audit Committee. Each Director attended at least 75% of the aggregate of (a) the total number of Board of Directors’ meetings held during the period for which he or she has been a Director during the last fiscal year, and (b) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served during the last fiscal year. The Company does not have a formal policy regarding board members’ attendance at Board meetings or annual meetings of shareholders, although all directors are encouraged to attend all meetings. Last year, all directors attended all Board meetings and the annual meeting of shareholders.

Director Nomination Process

Given the relatively small size of the Company and its Board of Directors, the Company does not believe that a standing nominating committee is necessary. All of the Company’s directors participate in the consideration of director nominees. Although the Company does not have a formal charter governing the nomination of directors, it does have an explicit list of criteria that the Board uses to assess potential directors. It is the Company’s expectation that candidates for the Board of Directors will at the least possess significant skill and experience in financial services, accounting, marketing, operations, legal matters and in other areas that are important to the success of the Company.

Director nominees are recommended for the Board’s selection by any of the members of the Board of Directors, at least a majority of whom are independent under the rules and standards of independence of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq”). The Company will consider director candidates recommended by shareholders, and the Company does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based upon the source of the director nomination. Shareholder recommendations for candidates to the Board of Directors must be directed in writing to Diamond Hill Investment Group, Inc., 375 North Front Street, Suite 300, Columbus, Ohio 43215, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the recommending person’s ownership of the Company’s common stock.

Executive Committee

The Executive Committee is authorized, when it is impractical or not in the best interest of the Company to wait until a Board of Directors meeting for approval, to take any and all action or incur any obligations which could be taken or incurred by the full Board of Directors. The members of the Executive Committee as of December 31, 2004, were David R. Meuse (Chairman) and Dr. James G. Mathias. The Executive Committee did not hold any meetings during the year ended December 31, 2004.

Audit Committee

The Audit Committee reviews and approves the scope and results of any outside audit of the Company and the fees therefore and makes recommendations to the Board of Directors or management concerning auditing and accounting matters and the selection of independent auditors. The Audit Committee also conducts appropriate reviews of all related party transactions for potential conflicts of interest situations on an ongoing basis, and all such transactions are approved by the Audit Committee. The Audit Committee’s responsibilities are outlined further in its written charter, a copy of which is attached to the Proxy Statement relating to the Company’s 2004 Annual Meeting of Shareholders.

Each member of the Audit Committee qualifies as independent under the rules and standards of independence of the SEC and Nasdaq. The Board has determined that the Chairman of the Audit Committee, David P. Lauer, qualifies as a “financial expert” as defined by applicable rules of the SEC and as “financially sophisticated” as defined by applicable Nasdaq rules. The Audit Committee met four (4) times during the year ended December 31, 2004 and its report relating to the Company’s 2004 fiscal year appears below.

REPORT OF THE AUDIT COMMITTEE

(December 31, 2004)

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, this report shall not be incorporated by reference into any such filings.

The Audit Committee in 2004 was comprised of three (3) independent directors operating under a written charter adopted by the Board of Directors. Annually, the Audit Committee recommends to the Board of Directors the selection of the Company’s independent auditors. BKR Longanbach, Giusti, LLC served as the Company’s independent auditors during the year ended December 31, 2004.

Management is responsible for designing and maintaining the Company’s systems of internal controls and financial reporting processes. The Company’s independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing their report thereon. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

Pursuant to this responsibility, the Audit Committee met with management and the independent auditors throughout the year. The Audit Committee reviewed the audit plan and scope with the independent auditors, and discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also met with the independent auditors, without management present, to discuss the results of their audit work, their evaluation of the Company’s system of internal controls and the quality of the Company’s financial reporting.

In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in written disclosures and letters from the independent auditors required by the Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees).

Management has represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2004, were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent auditors. Based on the Audit Committee’s discussions with management and the independent auditors and review of the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company’s Form 10-KSB for the year ended December 31, 2004, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company:

David P. Lauer, Chairman

Diane D. Reynolds

Dr. James G. Mathias

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or payable by the Company during the calendar years ended December 31, 2004, 2003 and 2002, to the Named Executive Officers. The Company has no other executive officers.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other ($)
R. H. Dillon President and Chief Executive Officer	2004 2003 2002	150,000 150,000 150,000	40,000 — —	— — —	— — —	— — —

James F. Laird Treasurer and Chief Financial Officer	2004 2003 2002	156,750 147,750 139,125	— — —	— — —	— — —	— — —

Grants of Options/Stock Appreciation Rights

No grants of options or stock appreciation rights were made during the 2004 fiscal year to the executive officers of the Company.

2004 Aggregated Option Exercises and Option Values

The following table sets forth information concerning the exercise of stock options by each of Named Executive Officers during fiscal 2004 and the fiscal year end value of unexercised options.

			Number of Securities Underlying Unexercised Options At Fiscal Year End (#)		Value of Unexercised In The-Money Options At Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
R. H. Dillon	0	—	200,000	—	1,750,000	—
James F. Laird	0	—	40,000	20,000	460,000	230,000

(1)	Value is based on the December 31, 2004, closing price of $16.75 per share on the NASDAQ Small Cap Market.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2004 with respect to the number of outstanding options granted to employees and directors, as well as the number of shares remaining available for future issuance under the Company’s existing equity compensation plans, including the 1993 Non-Qualified and Incentive Stock Option Plan.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	340,602	14.00	—
Equity compensation plans not approved by security holders(3)	200,000	8.00	—
Total	540,602	14.47	—

(1)	Consists of the 1993 Non-Qualified and Incentive Stock Option Plan and Agreements for Restricted Stock and Restricted Stock Units for an aggregate of 75,000 shares of restricted stock as approved by the shareholders at the 2004 Annual Meeting of Shareholders.
(2)	The 1993 Stock Option Plan expired by its terms in November 2003.
(3)	Consists of a warrant to purchase shares of current stock of the Company issued to R. H. Dillon, Jr. on May 11, 2000. The warrant originally granted Mr. Dillon the right to purchase 1,000,000 shares of common stock at a purchase price of $1.60 per share, which terms were automatically adjusted as a result of the 1 for 5 reverse stock split in September 2001, resulting in Mr. Dillon having the right to purchase 200,000 shares of common stock at $8.00 per share.

Stock Option Plan

The Company’s 1993 Non-Qualified and Incentive Stock Option Plan expired by its terms in November 2003. The Company is seeking shareholder approval of its 2005 Employee and Director Equity Incentive Plan at the Annual Meeting.

Director Compensation

Each director who is not an employee of the Company is entitled to receive a fee of $500 plus travel expenses for each directors’ meeting attended. If approved by the shareholders, directors will be eligible for participation in the Company’s 2005 Employee and Director Equity Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors of the Company, and persons who beneficially own more than ten percent of the Company’s securities, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5. Executive officers, directors and persons who beneficially own more than ten percent of the Company’s securities are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, management of the Company believes that there were no reports filed late during the year ended December 31, 2004.

INDEPENDENT AUDITORS

The Company has selected BKR Longanbach, Giusti, LLC as the Company’s independent auditors for the 2005 fiscal year and to audit the financial statements of the Company for the year ended December 31, 2004. A representative of BKR Longanbach, Giusti, LLC is expected to be present to respond to appropriate questions and to make such statements as he or she may desire.

For the years ended December 31, 2004 and 2003, the following fees apply:

	Year Ended 12/31/2004	Year Ended 12/31/2003
Audit(1)	$27,700	$30,200
Audit related	—	—
Tax(2)	5,500	5,500
Other	—	—

Total	$33,200	$35,700

(1)	The audit fees for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, issuance of consents, and assistance with review of other documents filed with the SEC.
(2)	The tax fees for the years ended December 31, 2004 and 2003, respectively, were for services related to tax compliance, tax advice and tax planning including the preparation of tax returns and assistance with tax audits.

It is the policy of the Audit Committee to pre-approve the services of the independent accountants and present that approval to the Board of Directors. For the years ended December 31, 2004 and 2003, 100% of the independent accountants’ fees were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with SEC regulations and the Company’s bylaws. Should a shareholder wish to have a proposal appear in the Company’s Proxy Statement for next year’s annual meeting, under the regulations of the SEC, the proposal must be received by the Secretary of the Company at 375 North Front Street Columbus, Ohio 43215, on or before December 13, 2005 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. If a shareholder intends to present a proposal at next year’s annual meeting but does not intend to seek the inclusion of such proposal in the Company’s Proxy Statement, such proposal must be received by the Company prior to February 27, 2006, or the Company’s management proxies will be entitled to use their discretion voting authority should such proposal be raised without any discussion of the matter in the Proxy Statement.

COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD OF DIRECTORS

The Company does not have a formal process for shareholders to send communications to the board of directors. Given the relatively small size of the Company and its Board of Directors, the relatively small number of record holders of the Company’s shares, and the Board’s consistent practice of being open to receiving direct communications from shareholders, the Company believes that it is not necessary to implement a formal process for shareholders to send communication to the Board. The Company’s practice is to forward any communication addressed to the Board of Directors to the members of the Board.

CODE OF BUSINESS CONDUCT AND ETHICS

At a regular Company board of directors meeting on February 5, 2004 the board unanimously approved a Code of Business Conduct and Ethics that applies to all directors, officers and employees. A copy of this Code is attached to the Proxy Statement relating to the Company’s 2004 Annual Meeting of Shareholders, and as an exhibit to the Company’s reports filed with the SEC.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their best judgment.

The prompt completion, execution, and delivery of your Proxy will be appreciated. Whether or not you expect to attend the Annual Meeting, please complete and sign the Proxy and return it in the enclosed envelope, or vote your proxy electronically via the Internet or telephonically.

APPENDIX A

DIAMOND HILL INVESTMENT GROUP, INC.

2005 EMPLOYEE AND DIRECTOR EQUITY INCENTIVE PLAN

(Effective                     )

1. Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel for positions of substantial responsibility, (b) to provide additional incentive to Employees, Directors and Consultants, and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Units, Restricted Stock, Stock Grants and Stock Appreciation Rights.

2. Definitions. As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)	“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)	“Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Units, Restricted Stock, Stock Grants or Stock Appreciation Rights.

(d)	“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Cash Position” means as to any Performance Period, the Company’s level of cash and cash equivalents.

(g)	“Change in Control” means the occurrence of any of the following events:

(i)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)	A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or

(iv)	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its Parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its Parent outstanding immediately after such merger or consolidation.

(h)	“Code” means the Internal Revenue Code of 1986, as amended.

(i)	“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(j)	“Common Stock” means the common stock of the Company.

(k)	“Company” means Diamond Hill Investment Group, Inc., an Ohio corporation.

(l)	“Consultant” means any natural person, including an advisor, engaged by the Company to render services to the Company.

(m)	“Director” means a member of the Board.

(n)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(o)	“Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of Common Stock outstanding and dilutive common equivalent shares deemed outstanding.

(p)	“Employee” means any person, including an Officer or Director, employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or the Applicable Laws. Neither service solely as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system including, without limitation, The NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(s)	“Fiscal Year” means the fiscal year of the Company.

(t)	“Freestanding SAR” means a Stock Appreciation Right that is granted independent of any Option.

(u)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)	“Incumbent Directors” means directors who either (i) are Directors as of the effective date of the Plan, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(w)	“Individual Objectives” means as to a Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Administrator (in its discretion).

(x)	“Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes.

(y)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)	“Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

(bb)	“Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations but excluding any unusual items.

(cc)	“Option” means an Award of a right to purchase Common Stock or Restricted Stock granted pursuant to Section 6 of the Plan.

(dd)	“Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(ee)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff)	“Participant” means the holder of an outstanding Award.

(gg)	“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) Cash Position, (ii) Earnings Per Share, (iii) Individual Objectives, (iv) Net Income, (v) Operating Cash Flow, (vi) Operating Income, (vii) Return on Assets, (viii) Return on Equity, (ix) Return on Sales, (x) Revenue, and (xi) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the grant date, the Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant. For example (but not by way of limitation), the Administrator may determine that the measures for one or more Performance Goals shall be based upon the Company’s pro-forma results and/or results in accordance with generally accepted accounting principles.

(hh)	“Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

(ii)	“Plan” means this 2005 Employee and Director Equity Incentive Plan.

(jj)	“Restricted Stock” means Common Stock acquired pursuant to an Award that is subject to a vesting schedule and the Company’s repurchase option.

(kk)	“Restricted Stock Unit” means the right to receive Restricted Stock acquired pursuant to a grant under Section 7 of the Plan.

(ll)	“Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets.

(mm)	“Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average shareholder’s equity.

(nn)	“Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue.

(oo)	“Revenue” means as to any Performance Period, the Company’s or business unit’s net sales.

(pp)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(qq)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(rr)	“Service Provider” means an Employee, Director or Consultant.

(ss)	“Share” means a share of Common Stock or Restricted Stock, as the case may be and as adjusted in accordance with Section 15 of the Plan.

(tt)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that is designated as a Stock Appreciation Right pursuant to Section 9 of the Plan.

(uu)	“Stock Grant” means an Award of Shares of Common Stock acquired pursuant to a grant under Section 8 of the Plan.

(vv)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ww)	“Tandem SAR” means a Stock Appreciation Right that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the Stock Appreciation Right will be canceled to the same extent).

(xx)	“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

(yy)	“Total Shareholder Return” means as to any Performance Period, the total return (change in Share price plus reinvestment of any dividends) of a Share.

3. Stock Subject to the Plan.

(a)	Number of Shares. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be granted and/or sold under the Plan is the total of (i) 500,000 Shares and (ii) an annual increase to be added on the last day of the Fiscal Year beginning in 2005, equal to the lesser of (A) 100,000 Shares, (B) 5% of the Company’s total outstanding Shares on such date, or (C) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of a SAR, the number of Shares available for issuance under the Plan will be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Award is paid by tender to the Company of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Award is exercised.

(b)	Share Usage. If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a)	Procedure.

(i)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(ii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)	Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board, or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)	Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, at its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of Shares of Common Stock to be covered by each Award granted hereunder;

(iv)	to approve forms of agreement for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)	to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;

(vii)	to institute an Option Exchange Program;

(viii)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(x)	to modify or amend each Award (subject to Section 25 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(xi)	to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld;

(xii)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xiii)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Awards may be granted to Service Providers; provided, however, that Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a)	Share Limitations.

(i)	No Service Provider shall be granted, in any Fiscal Year, Options to purchase more than 25,000 Shares. Notwithstanding the foregoing limitation, in connection with his or her initial service as a Service Provider, a Service Provider may be granted Options to purchase up to an additional 25,000 Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(ii)	Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(ii), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(iii)	If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

(b)	Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, is a Ten Percent Holder, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)	Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(d)	Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)	In the case of an Incentive Stock Option that is:

(a)	granted to an Employee who, at the time the Incentive Stock Option is granted, is a Ten Percent Holder, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; and

(b)	granted to any Employee other than a Ten Percent Holder, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(ii)	In the case of a Nonstatutory Stock Option, including a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code,

the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(e)	Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of Shares issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition

7. Restricted Stock Units/Restricted Stock.

(a)	Grant of Restricted Stock Units or Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units or Restricted Stock to Participants in such amounts as the Administrator shall determine, in its sole discretion, provided that during any Fiscal Year, no Service Provider will receive grants of Restricted Stock Units/Restricted Stock for more than an aggregate of 25,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as a Service Provider, a Service Provider may be granted an aggregate of up to an additional 25,000 Shares of Restricted Stock and/or Shares of Restricted Stock underlying Restricted Stock Units. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(b)	Issue and Vesting Date(s). At the time of the grant of Restricted Stock Units or Restricted Stock, the Administrator shall establish issue and vesting date(s) with respect to the Restricted Stock. The Administrator may divide the Restricted Stock into classes and assign different issue dates or vesting schedules to such classes.

(c)	Repurchase Option. Each Restricted Stock Unit or Restricted Stock grant shall be evidenced by an Award Agreement. The Award Agreement will grant the Company a repurchase option with respect to any unvested Shares of Restricted Stock, exercisable upon the voluntary or involuntary termination of the Service Provider’s relationship with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Award Agreement will be the original purchase price paid for the Shares, if any, and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the Administrator.

(d)	Other Restrictions. The Administrator shall impose such other conditions and/or restrictions on the Restricted Stock Units/Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each share of Restricted Stock and/or restrictions under applicable federal or state securities laws.

(e)	Rights as a Shareholder. The holder of Restricted Stock shall have the rights equivalent to those of a shareholder and may exercise full voting powers with respected to the Restricted Stock during the restriction period.

(f)	Dividends And Other Distributions. During the period of restriction, Participants holding Restricted Stock granted hereunder may, if the Administrator so determines, be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Administrator may apply any restrictions to the dividends that the Administrator deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock granted to a Participant is designed to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Administrator may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility therefor.

8. Stock Grants.

(a)	Stock Grants. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may award Stock Grants in such amounts as the Administrator shall determine, in its sole discretion, provided that during any Fiscal Year, no Service Provider will receive Stock Grants for more than an aggregate of 25,000 Shares of Common Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as a Service Provider, a Service Provider may be granted an aggregate of up to an additional 25,000 Shares pursuant to Stock Grants. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(b)	Restrictions. Generally, Shares issued in connection with a Stock Grant will not have any vesting requirements or other restrictions; provided, however, that the Administrator may impose such other conditions and/or restrictions on the Common Stock issued pursuant to Stock Grants as it may deem advisable, in its sole discretion. Each Stock Grant shall be evidenced by an Award Agreement.

9. Stock Appreciation Rights.

(a)	Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion, provided that during any Fiscal Year, no Service Provider will be granted SARs covering more than 25,000 Shares. Notwithstanding the foregoing limitation, in connection with his or her initial service as a Service Provider, a Service Provider may be granted SARs covering up to an additional 25,000 Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15. The Administrator may grant Freestanding SARs, Tandem SARs, or any combination thereof.

(b)	Base Value and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. The base value of Tandem SARs will equal the exercise price of the related Option; provided, however, that the base value of a SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date. A SAR may be exercised for all or any portion of the Shares as to which it is exercisable; provided, that no partial exercise of a SAR shall be for an aggregate base value of less than $1,000. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(c)	Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the exercise price of the Incentive Stock Option.

(d)	Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(e)	Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in Shares of equivalent value to an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the base value; and

(ii)	The number of Shares with respect to which the SAR is exercised.

(f)	Other Provisions. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

10. Performance-Based Restrictions on Awards. Any Award granted under the Plan may vest subject to the satisfaction of one or more performance objectives. The Administrator may set performance objectives, in its sole discretion, and the time period during which the performance objectives must be met will be called the “Performance Period.”

(a)	General Performance Objectives. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion.

(b)	Section 162(m) Performance Objectives. For purposes of qualifying Awards as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Awards will be based on the achievement of Performance Goals. The Performance Goals will be set by the Committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards which are intended to qualify under Section 162(m) of the Code, the Committee will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Exercise of Awards.

(a)	Procedure for Exercise. Any Award granted under the Plan shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Award may not be exercised for a fraction of a Share. An Award shall be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Award, and (B) full payment, as required by the Award Agreement and the Plan, for the Shares with respect to which the Award is exercised. Shares issued upon exercise of an Award shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse and/or to a trust if, under Code Section 671 and applicable state law, the Participant remains the beneficial owner of the Shares. Exercising an Award in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for issuance under the Award, by the number of Shares as to which the Award is exercised.

(b)	Rights as a Shareholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Award. The Company shall issue (or cause to be issued) such Shares promptly after the Award is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(c)

Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise, as applicable, his or her Award to the extent that the Award is vested on the date of termination, within three (3) months following the Participant’s termination or, in the case of an Award other than an Incentive Stock Option, a greater/lesser period if specified in the Award Agreement (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). If, on the date of termination, the Participant is not vested as to his or her entire Award, the Shares covered by the unvested portion of the Award shall revert to the Plan; provided, however, that unvested Shares of Restricted Stock shall not automatically revert to the Plan but shall be subject to the Company’s repurchase option as provided in the Award Agreement. If, after termination, the Participant does not exercise his or her Award, as applicable, within the time specified herein, the Award shall terminate, and the Shares covered by such Award shall revert to the Plan.

(d)	Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise, as applicable, his or her Award, to the extent that the Award is vested on the date of termination, within twelve (12) months following the Participant’s termination or, in the case of an Award other than an Incentive Stock Option, a greater/lesser period if specified in the Award Agreement (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). If, on the date of termination, the Participant is not vested as to his or her entire Award, the Shares covered by the unvested portion of the Award shall revert to the Plan; provided, however, that unvested Shares of Restricted Stock shall not automatically revert to the Plan but shall be subject to the Company’s repurchase option as provided in the Award Agreement. If, after termination, the Participant does not exercise his or her Award, as applicable, within the time specified herein, the Award shall terminate, and the Shares covered by such Award shall revert to the Plan.

(e)	Death of Participant. If a Participant dies while a Service Provider, the Award may be exercised, as applicable, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator, to the extent that the Award is vested on the date of termination, within twelve (12) months following Participant’s death or a greater/lesser period if specified in the Award Agreement (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). If no such beneficiary has been designated by the Participant, then such Award may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If, at the time of death, Participant is not vested as to his or her entire Award, the Shares covered by the unvested portion of the Award shall immediately revert to the Plan; provided, however, that unvested Shares of Restricted Stock shall not automatically revert to the Plan but shall be subject to the Company’s repurchase option as provided in the Award Agreement. If the Award is not so exercised, as applicable, within the time specified herein, the Award shall terminate, and the Shares covered by such Award shall revert to the Plan.

12. Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Award, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(a)	cash;

(b)	check;

(c)	other Shares which, in the case of Shares acquired directly or indirectly from the Company, (i) have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(d)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(e)	a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(f)	any combination of the foregoing methods of payment; or

(g)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

13. Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of any leave of absence approved by the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15. Adjustments Upon Changes in Capitalization, Merger or Change in Control.

(a)	Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of Shares that may be added annually to the Plan pursuant to Section 3(a), the number of Shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Award, and the numerical Share limits in Sections 3(a), 6(a), 7(a), 8(a) and 9(a) shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Restricted Stock shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise his or her Awards as to all Shares covered thereby, including Shares as to which such Awards would not otherwise be vested or exercisable. All restrictions on Restricted Stock or other vesting criteria will lapse, as determined by the Board. In addition, if an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the

Administrator shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award shall be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals, will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16. No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.

17. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

18. Conditions Upon Issuance of Shares.

(a)	Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Withholding Taxes.

(a)	Cash. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

(b)	Shares. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Administrator, in its sole discretion, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares having a value equal to the amount of tax to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. All elections by a Participant to have Shares withheld for these purposes shall be made in such form and under such conditions as the Administrator may deem necessary or advisable. The Company shall not be required to issue any Shares under the Plan until such tax obligations are satisfied.

22. Notification of Election Under Section 83(b) of The Code. If any Participant shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

23. Escrow. Each share of Restricted Stock issued pursuant to the terms of the Plan which has not vested shall be held in escrow pursuant to the terms of the Award Agreement. The Company may retain the certificates representing the Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

24. Shareholder Approval; Term. The Plan shall be subject to, and shall become effective upon, approval by the shareholders of the Company, which shall be obtained within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws. The Plan shall continue in effect for a term of ten (10) years from its effective date unless terminated earlier under Section 25 of the Plan.

25. Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)	Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

PROXY

Diamond Hill Investment Group, Inc.

375 North Front Street, Suite 300

Columbus, Ohio 43215

This Proxy is solicited on behalf of the Board of Directors

for the Annual Meeting of Shareholders, May 12, 2005

The undersigned hereby appoints R. H. Dillon and James F. Laird and each of them, proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Diamond Hill Investment Group, Inc. (the “Company”) to be held on May 12, 2005, or any adjournment thereof, and to vote all shares of common stock, without par value, of the Company (the “Shares”) which the undersigned is entitled to vote at such Annual Meeting or at any adjournment thereof as set forth below:

This Proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directive is made, the Shares represented by this Proxy will be voted “FOR” the election of the named nominees for directors. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the Shares represented by this Proxy will be voted in the discretion of the proxies on such matters as the directors may recommend.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders dated April 6, 2005, the Proxy Statement furnished therewith, and the Company’s Form 10-KSB for the year ended December 31, 2004. Any proxy heretofore given to vote the Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.

See Reverse Side	Please mark, sign, date and return the Proxy card promptly in the enclosed envelope, unless voting electronically.	See Reverse Side

Please mark your vote like this:  ☒

1.	Proposal to elect the nominees named

below as directors for a one year term.

Nominees:  (1) R.H. Dillon, (2) David P.

Lauer, (3) Dr. James G. Mathias, (4) David

R. Meuse and (5) Diane D. Reynolds.

☐	For ☐ Withhold
☐	For all (except Nominee(s) written

below):

2.	Proposal to approve and adopt the

Company’s 2005 Employee and Director

Equity Incentive Plan.

☐	For ☐ Against ☐ Abstain

If you wish to vote electronically, please read the instructions below.

Company Number:

Proxy Number:

Account Number:

Signature

Date

Signature (if held jointly)

Date

Please sign exactly as your name or names appear hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others should give their full title. Corporations and partnerships should sign in their full name by their president or another authorized person.

Fold and Detach Here and Read the Reverse Side

Vote by Telephone or Internet

Quick*** Easy*** Immediate

Diamond Hill Investment Group, Inc.

You can now vote your shares electronically through the Internet or the telephone. This eliminates the need to return the Proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the Proxy card.

To vote your Proxy electronically

www.continentalstock.com

Have your Proxy card in hand when you access the above Web Site. You will be prompted to enter the Company number, Proxy number and account number to create an electronic ballot. Follow the prompts to vote your Shares.

To vote your Proxy by mail

Mark, sign and date your Proxy card above, detach it and return it in the postage-paid envelope provided.

To vote your Proxy by phone

1-800-293-8533

Use any touch-tone telephone to vote your Proxy. Have your Proxy card in hand when you call. You will be prompted to enter the Company number, Proxy number and account number. Follow the voting instructions to vote your shares.

Please do not return the above card if you voted electronically.